SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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[ ]   Confidential, for Use of
      the Commission Only (as
      permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             THE VINCAM GROUP, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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




                             THE VINCAM GROUP, INC.
                                2850 DOUGLAS ROAD
                           CORAL GABLES, FLORIDA 33134

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 1997

         Notice is hereby given that the Annual Meeting of Shareholders of The Vincam Group, Inc. (the "Company") will be held on May 15, 1997 at 1:00 p.m., Miami time, at The Miami Airport Hilton, 5101 Blue Lagoon Drive, Miami, Florida, for the following purposes, as described in the attached proxy statement:

         1. To elect a board of five directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting.

         Whether or not you expect to be present at the meeting, please sign, date and return the enclosed proxy in the enclosed postage-free envelope as promptly as possible.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /S/ ELIZABETH J. KEELER
                                             -------------------------------
                                             ELIZABETH J. KEELER,  SECRETARY

April 14, 1997

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                             THE VINCAM GROUP, INC.
                                2850 DOUGLAS ROAD
                           CORAL GABLES, FLORIDA 33134
                                 (305) 460-2350

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 15, 1997

         This Proxy Statement has been prepared and is furnished by the Board of Directors of The Vincam Group, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on May 15, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

         It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about April 14, 1997. The Company's Annual Report, including audited financial statements for the fiscal year ended December 31, 1996, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

         Only holders of record of the Company's common stock, $.001 par value (the "Common Stock"), on the books of the Company at the close of business on March 21, 1997, are entitled to vote at the meeting. On that date, there were 8,574,442 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting. A majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

         Shares represented by a properly executed proxy received in time to permit its use at the meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of all nominees for director and in the discretion of the proxy holders as to any other matter which may properly come before the meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

         In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes (instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are not. The current Florida Business Corporation Act (the "Act") and the Company's Amended and Restated Bylaws provide that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Company's Amended and Restated Articles of Incorporation require a greater vote). Therefore, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information concerning the beneficial ownership of shares of Common Stock of the Company as of April 1, 1997 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer (as defined below) and (iv) all officers and directors as a group.

                                                                                                     PERCENTAGE OF
                                                                        AMOUNT AND NATURE OF          OUTSTANDING
                     NAME OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)        SHARES OWNED
                     ------------------------                          -----------------------       -------------
Carlos A. Saladrigas.................................................         2,063,702(2)             24.1%
Jose M. Sanchez......................................................         2,063,202                24.1
Howard E. Cox, Jr....................................................           999,999(3)             11.7
Charles M. Hazard, Jr................................................           999,999(3)             11.7
John H. McArthur.....................................................            19,999(4)               *
Jeffrey D. Lamb......................................................            47,415(5)               *
Martin J. Perez......................................................                 0                  -
Andrea Velasquez.....................................................                 0                  -

Greylock Equity Limited Partnership
Greylock Equity GP Limited Partnership
Henry F. McCance ....................................................           999,999(3)             11.7
    1 Federal Street
    Boston, Massachusetts  02110
Olga M. Saladrigas...................................................         1,061,250(2)             12.4
    c/o Saladrigas Heritage Investments, Inc.
    2850 Douglas Road
    Coral Gables, Florida
All directors and executive officers as a group (11 persons).........         5,196,517(6)             60.4
---------------------------
*  Less than 1%.
(footnotes on following page)

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement have been exercised.
(2) These shares include 1,061,250 shares held of record by Saladrigas Family Limited Partnership, a Florida limited partnership. Carlos A. Saladrigas and his wife, Olga M. Saladrigas, each own 50% of the voting securities of Saladrigas Heritage Investments, Inc. ("Heritage Investments"), a Florida corporation. Heritage Investments is the general partner of Saladrigas Family Limited Partnership. As equal shareholders of the corporation that has sole voting and dispositive power over shares of the Company held by the limited partnership, Mr. and Mrs. Saladrigas are deemed to share voting and dispositive power over all such shares.
(3) These shares are held of record by Greylock Equity Limited Partnership ("GELP"). Greylock Equity GP Limited Partnership and Mr. Henry F. McCance, as the Managing General Partner of Greylock Equity GP Limited Partnership, each may be deemed to beneficially own, for purposes of the Securities Exchange Act of 1934, the shares held of record by GELP. Mr. Cox, a General Partner of Greylock Equity GP Limited Partnership, and Mr. Hazard, a General Partner of Greylock IX Limited Partnership, disclaim beneficial ownership of such shares.
(4)      Includes 19,999 shares subject to options.
(5)      Includes 6,666 shares subject to options.
(6)      Includes all shares described in notes (2)-(5) above.

                              ELECTION OF DIRECTORS

         The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. The five nominees are currently serving as directors of the Company. To the best of the Company's knowledge, each of the nominees for director is able, and intends, if elected, to serve on the Board of Directors. If, prior to the Annual Meeting, any of the nominees should become unable to serve for any reason, the persons named as proxies will have full discretion to vote for all other persons who are nominated. Each director shall be elected by a plurality of the votes cast. Directors elected at the meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         CARLOS A. SALADRIGAS, age 48, co-founded the Company in 1984, and is its Chairman, President and Chief Executive Officer. Before co-founding Vincam in 1984, Mr. Saladrigas was Executive Vice President of CAC (now owned by CAC--United Healthcare Plans of Florida), Florida's oldest HMO, and previously held several positions at PepsiCo, Inc., including that of Director of Corporate Planning and Vice President of Finance & Administration for PepsiCo's subsidiary located in Mexico. Mr. Saladrigas holds an M.B.A. with honors from the Harvard Business School. He is highly active in the efforts of the professional employer organization ("PEO") industry, having served as President of the National Association of Professional Employer Organizations and of its Florida chapter. In addition, in 1991 Mr. Saladrigas was appointed by Florida's governor to serve a four-year term as a member of the Florida Board of Employee Leasing Companies (the industry's regulatory authority in Florida), which he chaired during its first year of operation. Currently, Mr. Saladrigas serves as Vice Chairman of the Institute for the Accreditation of Professional Employer Organizations, the industry's independent accrediting organization.

         JOSE M. SANCHEZ, age 45, co-founded the Company in 1984, and is the Vice Chairman of the Board and Area President--South Florida. Before co-founding Vincam in 1984, he held the position of Vice President of Sales at PepsiCo, Inc.'s subsidiary in Mexico, where he was responsible for over 1,800 employees in 35 distribution centers throughout the country, which served in excess of 63,000 customers, as well as having held other management positions with PepsiCo.

         HOWARD E. COX, JR., age 53, has been a director of the Company since February 1995. He is a general partner of Greylock Equity GP Limited Partnership, which is the general partner of Greylock Equity Limited Partnership ("Greylock"), a venture capital firm, and has been associated with Greylock and partnerships affiliated with Greylock for more than 25 years. Mr. Cox is a director of Stryker Corporation, HPR Inc., Arbor Healthcare Company and AMISYS Managed Care Systems, Inc.

         CHARLES M. HAZARD, JR., age 29, has been a director of the Company since February 1995. He has been associated with Greylock Management Corporation, an affiliate of Greylock, since 1994. In 1997, he became a general partner of Greylock IX Limited Partnership, a Greylock affiliate. Prior to 1994, he worked as a consultant for Company Assistance Limited, a business consulting firm located in Warsaw, Poland, and Bain and Company, a business consulting firm in San Francisco, California.

         JOHN H. MCARTHUR, PH.D., age 63, has been a director of the Company since December 1995. Since 1962, Dr. McArthur has been a member of the faculty of the Harvard Business School, from which he received a doctorate in business administration in 1963. Dr. McArthur served as Dean of the Faculty of the Harvard Business School from 1980 to 1995. Dr. McArthur is a director of Glaxo Wellcome plc, BCE, Inc., Cabot Corporation, Rohm and Haas Company, and Springs Industries, Inc.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                               BOARD OF DIRECTORS

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held eleven meetings during its fiscal year ended December 31, 1996. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee which met three, two and three times, respectively, during the fiscal year ended December 31, 1996. During the most recent fiscal year, each director attended all of the meetings of the Board and any committee on which such director served.

         The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including selection and retention of the Company's independent accountants. The Audit Committee is currently comprised of Howard E. Cox, Jr., Charles M. Hazard, Jr. and John H. McArthur.

         The Stock Option Committee administers the Company's 1995 Stock Option Plan and 1996 Long Term Incentive Plan including, among other things, determining the amount, exercise price and vesting schedule of stock options awarded under the plans. The Stock Option Committee is currently comprised of Howard E. Cox, Jr., Charles M. Hazard, Jr., and John H. McArthur.

         The Compensation Committee administers the Company's other compensation programs, and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee is currently comprised of Howard E. Cox, Jr., John H. McArthur and Carlos A. Saladrigas.

COMPENSATION OF DIRECTORS

         The Company pays its current non-employee directors $12,500 per year and reimburses all directors for the expenses incurred in attending meetings of the Board of Directors. Directors who are officers of the Company receive no additional compensation for service as directors. In March 1996, pursuant to the Company's 1996 Long Term Incentive Plan, the Company granted to each of Messrs. Cox and Hazard an option to acquire 33,000 shares of Common Stock. Each option has an exercise price of $8.05 per share and vests over a five year period.

                            COMPENSATION OF OFFICERS

         The following table sets forth the compensation paid by the Company for services performed on the Company's behalf during the fiscal years ended December 31, 1995 and 1996 with respect to the Company's Chief Executive Officer and the Company's most highly compensated executive officers other than the Chief Executive Officer who served as such on December 31, 1996, and whose total annual salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                   ANNUAL  COMPENSATION                  AWARDS
                                    ---------------------------------------------     ------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
                                                                     OTHER ANNUAL       OPTIONS        ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS       COMPENSATION     (IN SHARES)    COMPENSATION
   ---------------------------      ----     ------      -----       ------------     ------------   ------------
Carlos A. Saladrigas                1996    $ 241,308   $175,000(1)       --               0          $13,704(2)
   Chairman of the Board,           1995    $ 250,000   $      0       $63,219(3)          0          $ 9,980(2)
   President and Chief Executive
   Officer

Jose M. Sanchez                     1996    $ 241,308   $150,000(1)       --               0          $10,694(2)
   Vice Chairman, Area              1995    $ 250,000   $      0       $54,821(3)          0          $11,116(2)
   President--South Florida

Jeffrey D. Lamb                     1996    $ 153,029   $ 53,334       $56,033(4)          0                0
   Senior Vice President--          1995    $  56,145   $ 16,666       $36,997(4)    133,333                0
   Marketing and Business
   Development

Andrea Velasquez                    1996    $ 111,923   $ 29,000(5)       --               0                0
   Area President--Managed          1995    $  83,154   $  8,424          --          50,000                0
   Services Division

Martiniano J. Perez                 1996    $  99,972   $ 25,000          --               0                0
   Vice President and Controller    1995    $  78,080   $  5,760          --          50,000                0

---------------------------------
(1) Includes payment in 1996 of $100,000 pursuant to the Company's Deferred Compensation Plan. Such deferred compensation was granted by the Board of Directors in 1993 and vested in 1996. The continued employment of the executive was a condition to this payment.
(2) Insurance premiums paid by, or on behalf of, the Company during the covered fiscal year with respect to term life insurance for the benefit of the named executive officer.
(3) Includes $16,031 in automobile lease payments and $20,000 whole life insurance premium.
(4)      Represents relocation allowance paid to Mr. Lamb.
(5) Includes payment in 1996 of $4,000 pursuant to the Company's Deferred Compensation Plan. Such deferred compensation was granted by the Board of Directors in 1993 and vested in 1996. The continued employment of the executive was a condition to this payment.

         OPTION GRANTS. The Company did not grant any options during 1996 to the executives named in the Summary Compensation Table above.

         OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table sets forth information concerning the value of unexercised options as of December 31, 1996 held by the executives named in the Summary Compensation Table above. No options were exercised during 1996 by such executives.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

                                     NUMBER OF SHARES UNDERLYING
                                         UNEXERCISED OPTIONS                    VALUE OF UNEXERCISED IN-THE-MONEY
                                         AT DECEMBER 31, 1996                    OPTIONS AT DECEMBER 31, 1996(1)
                                  ------------------------------                ---------------------------------
            NAME                  EXERCISABLE      UNEXERCISABLE                EXERCISABLE         UNEXERCISABLE
            ----                  -----------      -------------                -----------         -------------
Carlos A. Saladrigas............         0                    0                $        0            $       0
Jeffrey D. Lamb.................    33,333              100,000                 1,362,486            4,087,500
Martin J. Perez.................         0               50,000                         0            2,043,750
Jose M. Sanchez.................         0                    0                         0                    0
Andrea Velasquez................         0               50,000                         0            2,043,750

------------------------
(1) Value is based on the difference between the option exercise price and the fair market value on December 31, 1996 ($43.875 per share) multiplied by the number of shares underlying the option.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Carlos A. Saladrigas, Jose M. Sanchez and Martiniano J. Perez each filed a late Form 4 reporting a single transaction. Jeffrey D. Lamb and Phyllis
C. Stockfisch each filed a Form 5 reporting a single late Form 4 transaction. Miguel A. Maseda and Carlos A. Rodriguez each filed a late Form 3, and Miguel A. Maseda also filed a Form 5 reporting a single late Form 4 transaction. Olga M. Saladrigas filed a Form 5 reporting three late Form 4 transactions resulting from three reported sales of Common Stock by her husband, Carlos A. Saladrigas.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1993, C.P. Investments of Miami, Inc. ("C.P."), a company owned equally by Carlos A. Saladrigas and Jose M. Sanchez, assigned to the Company an option (the "Option") to purchase from an unrelated third party the Company's Coral Gables headquarters facility for an aggregate purchase price of approximately $ 1.0 million. C.P. received no consideration for the assignment of the Option, but retained the right to repurchase from the Company the building for the sum of $1.0 million (the "Repurchase Option"). The value of the Repurchase Option retained by Messrs. Saladrigas and Sanchez through their ownership of C.P. was determined to be $700,000 and was recorded as a distribution to Messrs. Saladrigas and Sanchez in 1993. In February 1995, Messrs. Saladrigas and Sanchez agreed to cause C.P. to sell the Repurchase Option to the Company for $700,000, subject to the closing of an initial public offering of Common Stock. The $700,000 purchase price reflected the difference between the market value of the building, as established by two independent third-party appraisals of the building, and its November 1993 purchase price. The Company purchased the Repurchase Option in May 1996 using a portion of the proceeds from the Company's initial public offering.

         From time to time Messrs. Saladrigas and Sanchez have personally guaranteed Company indebtedness, including a $1.2 million subordinated promissory note issued by the Company in January 1995 in connection with a repurchase by the Company of Common Stock. A portion of the net proceeds of the Company's initial public offering was used to repay such indebtedness in May 1996. In addition, Messrs. Saladrigas and Sanchez previously guaranteed an aggregate of $2.0 million of indebtedness under the Company's credit facility, which guaranties were terminated in connection with the effectiveness of the Company's current credit facility in June 1996.

                      REPORT OF THE COMPENSATION COMMITTEE

THE COMMITTEES

         The three-member Compensation Committee of the Company's Board of Directors is responsible for annually recommending to the Board of Directors the cash compensation payable to the Company's executive officers. Compensation decisions by the Compensation Committee are submitted to the Board of Directors for approval. The Stock Option Committee is responsible for the administration of the Company's stock-based incentive plans. The Compensation Committee and the Stock Option Committee are collectively referred to in this report as the "Committees."

         The Compensation Committee is comprised of Howard E. Cox, Jr. and John
H. McArthur, each of whom is a non-employee director of the Company, and Carlos
A. Saladrigas, the Chairman and Chief Executive Officer of the Company. Mr. Saladrigas, Jose M. Sanchez, Vice Chairman of the Company and Area President for South Florida, and Greylock Equity Limited Partnership beneficially own an aggregate of 59.8% of the Common Stock of the Company. The Stock Option Committee is comprised of Howard E. Cox, Jr., Charles M. Hazard, Jr., and John
H. McArthur, all of whom are non-employee directors of the Company.

COMPENSATION STRUCTURE

         The key components of the compensation of the Company's Chief Executive Officer and the other executives named in the Summary Compensation Table are base salary, annual bonus and stock-based incentives. The objective of the Company is to create a compensation package for executive officers that is competitive with compensation payable by comparable professional employer organizations and with companies of similar size and complexity, as well as to provide both short term rewards and long term incentives for positive individual and corporate performance.

         Based on his subjective determinations, the Chief Executive Officer recommends to the Compensation Committee and the Stock Option Committee the amount of total compensation payable to the executives named in the Summary Compensation Table other than himself for each fiscal year. The Committees undertake a subjective review of such recommendations in light of the various factors discussed below. The Committees set the compensation payable to the Chief Executive Officer relying on those same factors. The Chief Executive Officer does not participate in the deliberations of the Committees regarding his own compensation. Neither the Chief Executive Officer nor the Committees assign relative values to any factors considered in the compensation process or set predetermined performance targets for purposes of compensation decisions. The compensation recommendations of the Chief Executive Officer have historically been approved by the Committees and the Board of Directors.

         The various components of the Company's executive compensation are discussed below.

SALARIES

         The base salaries of the executives named in the Summary Compensation Table, including the base salary of the Chief Executive Officer of the Company, are deliberately set at a level the Company believes to be comparable to salaries paid to executive officers of companies of comparable size. The objective of the Company is to attract and retain the best possible individuals while setting compensation at levels which are sufficiently competitive with companies of similar size and complexity. The base salary is reviewed annually, primarily for cost of living increases. The base salary of the Chief Executive Officer has not been significantly adjusted during the past three fiscal years.

BONUSES

         The emphasis on annual discretionary bonuses allows the Company greater flexibility in rewarding favorable individual and corporate performance. Although there is no specific relationship between the bonus recommendations of the Chief Executive Officer and the performance of the Company for the 1996 fiscal year, the Compensation Committee considered generally in reviewing such recommendations the increase in the Company's earnings per common and common equivalent share for fiscal 1996 and the shareholder return reflected in the Performance Graph appearing elsewhere in this Proxy Statement, as well as the increase in Company revenues, client and employee growth and the completion of two significant acquisitions, among other factors.

STOCK-BASED INCENTIVES

         The third component of the Company's executive compensation is comprised of stock-based incentive plans. The Stock Option Committee considers the current year's vesting of previously issued shares under the 1995 Stock Option Plan and the 1996 Long Term Incentive Plan in evaluating the executive compensation recommendations of the Chief Executive Officer. Whereas the cash bonus payments are intended to reward positive short term individual and corporate performance, grants under the stock-based plans are intended to provide executives with longer term incentives which appreciate in value with the continued favorable performance of the Company.

                                                     THE COMPENSATION COMMITTEE

                                                     Howard E. Cox, Jr.
                                                     John H. McArthur
                                                     Carlos A. Saladrigas



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to February 1996, the Board of Directors did not have a Compensation Committee, and decisions regarding compensation of executive officers were made by the Company's Board of Directors. Carlos A. Saladrigas and Jose M. Sanchez participated in deliberations of the Board of Directors regarding the compensation of executive officers, including their own. In February 1996, the Board formed a Compensation Committee comprised of Carlos A. Saladrigas, Howard E. Cox, Jr. and John H. McArthur. Other than Mr. Saladrigas, no other member of the Compensation Committee was an officer or employee of the Company during 1996. Carlos A. Saladrigas and Jose M. Sanchez served as directors and officers of the Company's wholly owned subsidiaries in 1996. See "Certain Relationships and Related Transactions" for a discussion of transactions between the Company and Messrs. Saladrigas and Sanchez.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total returns (assuming reinvestment of dividends) of the Company with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index (as defined below) for the period commencing May 10, 1996 (the date on which trading in the Company's Common Stock commenced) and ending December 31, 1996. Shareholder returns are calculated based on closing prices on May 10, 1996 and on the last day of each month thereafter. The graph assumes that $100 was invested on May 10, 1996 in Company Common Stock, in the Nasdaq Stock Market (U.S.) Index and in the Peer Group Index.

         The Peer Group Index consists of the stock of Digital Solutions, Inc., Employee Solutions, Inc. and Barrett Business Services, Inc. Although the Company does not consider the companies in the Peer Group Index to be direct competitors operating in all the same lines of business as the Company, such companies are engaged in employee leasing.

         Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.



                        5/10/96     5/96     6/96     7/96    8/96     9/96    10/96    11/96   12/96
                        -------     ----     ----     ----    ----     ----    -----    -----   -----
The Vincam Group, Inc.     $100     $107      $98      $91    $113     $144     $120     $131    $166
The Nasdaq Stock            100      103       99       90      95      102      101      107     107
    Market (U.S.) Index
Peer Group Index            100       88       85       87      89       91      105       89      97

                    RELATIONSHIP WITH THE COMPANY'S AUDITORS

         Representatives of Price Waterhouse LLP, the independent certified public accountants who audited the Company's financial statements for 1996, are expected to be present at the Annual Meeting. Such representatives will be afforded the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. The Company has not yet engaged an independent accountant to perform an audit of the Company's financial statements for 1997. The Company is not required to obtain shareholder approval or ratification of its selection of its auditors under the laws of the State of Florida, and the Audit Committee and the Board of Directors have the discretion to select the Company's auditors as appropriate.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                             SOLICITATION PROCEDURES

         The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

                          SHAREHOLDER PROPOSALS FOR THE
                               1998 ANNUAL MEETING

         Pursuant to Securities and Exchange Commission regulations, in order to be included in the Company's Proxy Statement for the 1998 Annual Meeting, shareholder proposals must be received at the principal office of the Company, 2850 Douglas Road, Coral Gables, Florida 33134, Attention: Secretary, no later than December 15, 1997, as well as meet all other SEC requirements. In addition, the Company's Amended and Restated Bylaws provide that any shareholder who desires either to bring a shareholder proposal before an annual meeting or to present a nomination for director at an annual meeting must give advance notice to the Company regarding the proposal or nominee. The Bylaws require that written notice be delivered to the Secretary of the Company not less than 50 nor more than 90 days prior to the date of the annual meeting at which the proposal or nomination is to be presented; provided, that if less than 60 days' notice or prior public disclosure of the date of the 1998 Annual Meeting is given to shareholders, a shareholder wishing to bring a proposal before the annual meeting must provide notice to the Company of such proposal not later than the close of the business on the 10th day following the date on which notice of the annual meeting was mailed or the date of the annual meeting was publicly disclosed. Any such shareholder proposal must contain certain information regarding the shareholder desiring to present a proposal or make a nomination, as the case may be. A copy of the Bylaws is available upon request from the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE TO THE RECIPIENTS OF THIS PROXY STATEMENT, UPON WRITTEN REQUEST AND WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K RELATED TO THE YEAR ENDED DECEMBER 31, 1996. Written requests for the Company's Form 10-K should be addressed to: The Vincam Group, Inc., Investor Relations Department, 2850 Douglas Road, Coral Gables, Florida 33134.

         Kindly date, sign and return the enclosed proxy card.

                       By Order of the Board of Directors


                                            /S/ ELIZABETH J. KEELER
                                            ----------------------------
                                            ELIZABETH J. KEELER
                                            SECRETARY

                             THE VINCAM GROUP, INC.
                                2850 DOUGLAS ROAD
                          CORAL GABLES, FLORIDA 33134

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Carlos A. Saladrigas and Stephen L. Waechter, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of common stock of The Vincam Group, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 15, 1997, or at any adjournment thereof, upon the matters referred to on the reverse side and, in their discretion, upon any other business as may come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. ELECTION OF DIRECTORS

   FOR ALL NOMINEES EXCEPT AS INDICATED [ ]

   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ]

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list at right.)

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

   NOMINEES:   Carlos A. Saladrigas
               Jose M. Sanchez
               Howard E. Cox, Jr.
               Charles M. Hazard, Jr.
               John H. McArthur

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders dated on or about April 14, 1997, and the accompanying Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)________________________ Dated:________, 1997_________________________________Dated:_________,1997
                                                         SIGNATURE IF SHARES HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.